UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009

American Medical Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-19195	38-2905258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5655 Bear Lane
Corpus Christi, TX 78405
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (361) 289-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 8, 2009, American Medical Technologies, Inc. (the “Company,” “we,” and “us”) received a letter from Discus Holdings, Inc. terminating the Exclusive License Agreement and the Manufacturing Agreement for the Spectrum tooth whitening product line (the “Termination Notice”).  The loss of this product line and the other product lines described below, combined with the continued decrease in revenues from the Company’s remaining product lines will not generate enough cash flow for the Company to continue its operations.  As a result, on April 9, 2009, the Company terminated or gave notice of termination to all employees and effectively ceased its business operations (the “Termination Date”).

At the time business operations ceased, the Company was undergoing an audit of its financial statements for the year ended December 31, 2008, and was in the process of completing its Annual Report on Form 10-K for the same period.  The cessation of business operations necessitated a change in the accounting basis for the presentation of the financial statements and an audit of the revised financial statements for the year ended December 31, 2008.   The Company does not have the resources to complete these changes.

As such, the Company will be unable to complete and file its Annual Report on Form 10-K for the year ended December 31, 2008; but has provided information below from the Company’s Annual Report on Form 10-K which was in the process of being completed when its business operations ceased.  The below disclosures come from the draft unaudited financial statements for the years ended December 31, 2008 and 2007, attached hereto as Exhibit 99.1, which financial information has not been audited by and/or approved by our independent auditing firm, but which have been supplied for informational purposes only. Moving forward, the Company plans to file a Form 15 and terminate its filing obligations with the Securities and Exchange Commission.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On December 21, 2006, the Company entered into a secured line of credit agreement with Texas State Bank.  The funds available under the line of credit were $600,000.  The Company invested $300,000 with funds drawn against the line of credit in a Certificate of Deposit with a term of one year as collateral for the loan.  Interest on the line of credit was set at the prime rate plus 1%.  The interest rate on the line of credit was 9.25% as of December 31, 2006.  The principal on the loan was payable in one payment on December 20, 2007, with interest on the outstanding amount payable monthly.  The Company borrowed an additional $100,000 against the line of credit in December 2006.  In February 2007, Texas State Bank increased the line of credit to $800,000 using the Company’s accounts receivable and inventory as collateral.  In January 2008, the Company renewed the secured line of credit agreement. The terms of the original line of credit remained the same with the exception of the payment date which was extended to January 2009.  In August 2008, Texas State Bank became part of Compass Bank.  The interest rate on the line of credit was 4.25% as of December 31, 2008.  The balance outstanding was $690,000 at December 31, 2008.

In February 2009, the Company entered into a Change in Terms Agreement with Compass Bank related to the Company’s line of credit with Compass Bank.  In connection with the Change in Terms Agreement, the Company’s $326,000 certificate of deposit was used by Compass Bank to repay amounts the Company owed to Compass Bank.  Additionally, the Change in Terms Agreement reduced the amount that Compass Bank is required to loan the Company under the line of credit to $375,000.  The variable interest rate on the line of credit under the Change of Terms Agreement is 2.5% over the prime interest rate, adjustable daily, with an initial interest rate of 5.75%, subject to a 5.75% floor.  Monthly interest payments will begin on March 20, 2009 with the entire outstanding principal and unpaid accrued interest due in one payment on February 6, 2010.  The balance on the line of credit was approximately $361,892 as of the date of the entry into the Change in Terms Agreement.

As a result of the Termination Notice, the Company will be unable to repay Compass Bank, it is likely that Compass Bank will foreclose on the Company’s assets.

ITEM 8.01 OTHER EVENTS.

The information below comes from the Company’s draft Form 10-K, which the Company will be unable to file with the Commission.  The financial statements and the presentation of the financial statement information below for the years ended December 31, 2008 and 2007, has not been audited and as stated above, does not reflect the termination of the Company’s business operations and related affects on the Company’s operations.  The information below is being provided to the Company’s investors only for informational purposes only and should not be treated as if such information was filed in an Annual Report and/or such financial information was audited.

Until the Termination Date, we “distributed”, “manufactured” and “brokered” products designed primarily for the global general and cosmetic dental industries.  In the distributor function, AMT acted as the manufacturer licensee and global sales representative of a premium brand of professional tooth whitening.  Outside of dental product sales, AMT also developed, manufactured and marketed precision air abrasive jet machining, (“AJM”) systems for industrial applications and operated a parts and maintenance business for past AMT dental and industrial products.

Previous Products

Contrast Tooth Whitening

In April 2006, the Company entered into a 3 year licensing agreement with Discus Dental, Inc. (“Discus Dental” or “Discus”) and its wholly-owned subsidiary, Spectrum Dental, Inc. (“Spectrum” or “Spectrum Dental”) a leading provider of professional tooth whitening systems, under which AMT was granted the exclusive worldwide distribution rights of the Spectrum Dental product line.  The products purchased from Discus Dental and resold under the brand names: Contrast AM, Contrast PM, Contrast PM Plus, FastDam, FastTrack and other ancillary products (collectively “Contrast Tooth Whitening”), utilize hydrogen peroxide or carbamide peroxide in various concentrations to safely and effectively whiten discolored teeth.  Although the safety and efficacy of these technologies are well tested, due to the relative strength of the materials, Contrast tooth whitening products are only available and administered by dental professionals.

As full consideration, the Company granted to Discus a ten year warrant (the “Warrant”) to purchase up to 2,500,000 shares of its common stock at $0.20 per share. The shares subject to the Warrant vest 500,000 after the first year and an additional 41,667 shares on each successive full one-month periods thereafter until the fifth anniversary of the date of grant; however vesting ceases upon the sale of Spectrum to the Company as contemplated by the Option Agreement described below, which sale did not occur. The shares subject to the Warrant are adjusted upon the occurrence of certain events including a stock dividend, reclassification, merger and stock split, and upon the issuance of shares for a consideration per share less than the applicable conversion price of the Warrant, with certain exceptions for compensation paid in stock. As of December 31, 2008, a total of 833,336 of the Warrant shares had vested to Discus.

 Option Agreement

On the same date, the Company and Discus entered into a Put and Call Option Agreement (the “Option Agreement”) whereby Discus has a put option to compel the Company to purchase all the outstanding shares of capital stock of Spectrum, and the Company has a call option to compel Discus to sell such shares, at any time after April 11, 2007 and before the earlier to occur of the termination or expiration of the License Agreement or five years. Notwithstanding the foregoing, the Company may not exercise its call option if the price at which its shares of common stock are trading, or the average trading price of its shares during the preceding 30 day period, is less than $0.60 per share.

Spectrum Dental products accounted for 56% and 53% of AMT’s total revenues in 2008 and 2007, respectively.  As stated above, pursuant to the Termination Notice, the Discus licensing agreement was terminated by Discus in April 2009.  The Company does not anticipate that the Option Agreement will ever be exercised.

KCP Cavity Preparation Systems

AMT has patented the method whereby a dentist can remove tooth decay by means of a narrow, high velocity stream of minute particles delivered by compressed air to the tooth through a lightweight dental handpiece, which is known as an air abrasive kinetic cavity preparation system or “KCP.”  In many cases the KCP lessens the patient sensitivity and, as such, may be used to treat a patient without anesthesia.  The KCP shapes restorations, removes old composite materials, and modifies the underlying hard tissue, often helping to increase bond strength in restorative procedures.  It is also used for sealant preparations; surface stain removal and intra-oral porcelain removal and repair.  The KCP can often be used in place of a traditional dental drill.

In 2003 and 2004, the Company introduced “Hydrobrasion” technology.  Hydrobrasion is the patented use of air, water and micro particles which are combined to form an effective cutting slurry that safely removes dental tooth structure and tooth decay in a minimally invasive manner.  In 2004, the Company introduced this technology in the KCP “Flexijet®”, an air abrasion unit with an integrated water system that dramatically diminishes overspray, minimizes patient sensitivity, and produces faster, more precise cutting.  In 2005, the Company developed and introduced the “Hydro Jet®” product which utilizes the Company’s patented “Hydrobrasion” technology.

KCP products accounted for 4% and 3% of AMT’s total revenues in 2008 and 2007, respectively.  As of the Termination Date, the Company has ceased all operations relating to KCP Products.

Industrial Products

AMT developed, manufactured and marketed its precision AJM systems for industrial applications.  The AJM system has a wide range of applications, including drilling, cutting, abrading, deburring, dressing, beveling, etching, shaping and polishing.  Its principal advantage over conventional machining is that the AJM process, which accomplishes its work through kinetic particle displacement (an erosion process), produces no heat, shock or vibration.

Industrial products accounted for 15% and 18% of AMT’s total revenues in 2008 and 2007, respectively. As of the Termination Date, the Company has ceased all operations relating to products for industrial applications.

DirectCrown Temporary Crown and Bridge Materials:

In April 2007, AMT entered into a license agreement with CrownBeav LLC, an Oregon limited liability company (“CrownBeav”) to represent the unique DirectCrown brand of temporary crown and bridge shell materials.  DirectCrown, a low-cost alternative to conventional temporary crown and bridge materials, is a pre-formed shell made of a high-impact, flexible, carbon polymer.  When filled with the system’s resin and molded over the prepared teeth, the result is a hard and wear-resistant restoration that is easier and less expensive for the dentist than traditional temporary materials and techniques. Because of the simplicity and low cost natures of the product, DirectCrown shells are ideal for patients of all ages.

License Agreement

On April 1, 2007, the Company entered into a License Agreement with CrownBeav under which the Company became the nonexclusive distributor for the United States and Canada and the exclusive distributor for the rest of the world of CrownBeav’s DirectCrown brand of temporary crown and bridge material.  The license agreement was for a term of ten years with automatic renewals thereafter, contains minimum requirements for sale of the products by the Company, and may be terminated (i) for cause upon 60 days notice, (ii) upon the Company’s failure to comply with applicable securities laws, (iii) upon the occurrence of certain other customary events of default.  In full consideration, the Company granted to CrownBeav a five year option to purchase (the “Option”) 1,000,000 shares of common stock at $0.20 per share.  The Option vests two years from the Effective Date of the agreement.  The option agreement includes a guaranteed trading price of $0.40 per share for the 30-day period prior to vesting.  As such, the right to purchase additional shares will be granted for the difference if the market price of the shares is below $0.40 during the 30-day period (the “Option Guarantee”), such that the total value of the Option shares issuable to CrownBeav totals $400,000.

Commissions received by AMT for DirectCrown products accounted for 4% and 3% of AMT’s total revenues in 2008 and 2007, respectively.  The contract to represent this product line was terminated by CrownBeav in the first quarter of 2009.

BriteSmile Professional Tooth Whitening

In December 2007, AMT entered into a partnership with Discus Dental to represent the BriteSmile professional tooth whitening systems in select international markets.  BriteSmile, one of the world’s most highly recognized tooth whitening brand names, is a tooth whitening procedure which is performed by a dental professional in a dentist office.  By applying light technology to a proprietary gel and activator system, the patient experiences dramatic whitening results in approximately one hour.  To supplement the procedure, the BriteSmile brand also includes professional take home whitening gels, a whitening toothpaste, a refreshing mouth rinse and a unique “Whitening to Go” paint on whitening stick.  AMT’s key role is to act as the sales and technical service detailer for the existing global BriteSmile business as well as to prospect for new distributors and new countries.

No revenue was recognized for the representation of BriteSmile products in 2008 or 2007.  The contract to represent this product line expired on December 31, 2008 and was not renewed.

BreathRx Professional Oral Care Products

In conjunction with the above mentioned BriteSmile agreement, in December 2007 AMT also entered into a partnership with Discus Dental, Inc. to represent the BreathRx line of professional oral care products in select international markets.  The BreathRx brand, sold primarily in the USA through major retail drug and supermarket outlets, is a comprehensive system used to eliminate oral malodor or bad breath.  Through the three step process of rinsing, scraping and brushing, a patient will experience a clinically proven reduction in bad breath.  The proprietary active ingredients in the system help to kill odor causing bacteria while delivering a fresh minty flavor to the mouth.  Ancillary products such as whitening toothpaste, chewing gum, breath mints and breath spray help to fill out the product offering.  AMT’s role is to offer BreathRx to its established distribution network which then sells the product to dental professionals.

No revenue was recognized for the representation of BreathRx products in 2008 or 2007. The contract to represent this product line expired on December 31, 2008 and was not renewed.

SheerVision dental headlights and loupes

In December 2007, AMT entered into a partnership agreement with the company SheerVision, Inc. (“SheerVision”) (OTC: BB: SVSO:OB) to represent advanced proprietary surgical loupes and light-emitting diode (“LED”) head light systems for the dental, medical and veterinary markets.  Under the terms of the agreement, AMT acts as the sales and technical service representative, selling SheerVision products through its international federation of international distributors (described in greater detail below).  AMT is compensated on a commission basis for all products sold in the international territory.

At the time of the agreement, SheerVision announced they were making some engineering upgrades to their existing “Infinity” Firefly dental headlight.

No revenue was recognized for commissions for SheerVision in 2008 or 2007.  The contract to represent this product line was terminated in the first quarter of 2009.

Parts, Maintenance and Consumable Sales

In support of the Flexijet, Hydrojet and Plasma Arc Curing (“PAC”) lights that have been sold primarily in the USA and in Europe, AMT offered a “for fee” repair and part service for the units which were past their original manufacturer’s warranty period.  AMT generated revenue and profit by performing repairs and maintenance on such past sold units.

Parts, Maintenance and Consumable Sales accounted for 20% and 19% of AMT’s total revenues in 2008 and 2007, respectively. As of the Termination Date, the Company has ceased all operations relating to parts, maintenance and consumable sales.

Recent Transactions

On or around March 25, 2009, the Company and Judd Hoffman, the Company's former Chief Executive Officer and Director entered into a Settlement Agreement and Mutual Release (the "Release").  Pursuant to the Release, the parties agreed to settle certain disputes between the parties related solely to the alleged requirement to reimburse Mr. Hoffman for certain business expenses, and the Company's contention that certain business expenses claimed by Mr. Hoffman were non-reimbursable expenses (collectively the "Dispute").  Pursuant to the terms of the Release, the parties agreed to compromise and settle the Dispute. Specifically, Mr. Hoffman agreed to pay the Company a confidential sum and to release the Company from any and all causes of actions or claims whatsoever that he has against the Company or any of its related parties or assigns relating to the Dispute and the Company agreed to release Mr. Hoffman from any and all causes of action or claims that the Company had against Mr. Hoffman or his related parties or assigns relating to the Dispute.  The Company also transferred to Mr. Hoffman the ownership of a computer and printer in connection with the Release.

Patents

In the United States, AMT has patents related to dental air abrasive systems and methods for using an air abrasive stream for dentistry that do not begin expiring until 2011, technology patents for air abrasive cavity preparation systems which will begin expiring in 2012, and industrial air abrasive patents which have expiration dates ranging from 2011 to 2017.  AMT also holds industrial air abrasive patents in various other countries.

Research and Development

Historically, most research and development, prototype production and testing activities for the products previously manufactured by AMT have taken place at the Company’s Corpus Christi, Texas facility, although some research and development work was performed for AMT by consultants.  No further major new product development is anticipated by the Company.

AMT’s research and development expenditures for 2008 and 2007 were $0 and $17,596, respectively.

Product Liability Exposure

AMT’s prior business operations involved the inherent risk of product liability claims.  If such claims arise, they could have an adverse effect on AMT.  AMT currently maintains product liability insurance with coverage in the aggregate of $7 million, however, AMT does not plan to maintain such insurance moving forward.  There is no assurance that such coverage, if maintained, will be sufficient to protect AMT from all risks to which it may be subject or that product liability insurance will be available at a reasonable cost, if at all, in the future.

Employees

Effective as of March 12, 2009, the Company had twelve full-time employees and as of the filing of this report had two employees who have been given notice of termination.

Forward Looking Statements

The Company makes forward-looking statements in this report and may make such statements in future filings with the Securities and Exchange Commission.  The Company may also make forward-looking statements in its press releases or other public shareholder communications.  The Company’s forward-looking statements are subject to risks and uncertainties and include information about its expectations and possible or assumed future results of operations.  When the Company uses any of the words “believes”, “expects”, “anticipates”, “estimates” or similar expressions, it is making forward-looking statements.

To the extent available, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of its forward-looking statements.  While the Company believes that its forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made.  Except as required by applicable law, the Company does not undertake any obligation to publicly release any revisions which may be made to any forward-looking statements to reflect events or circumstances occurring after the date of this report.

RISK FACTORS

Financial Position Risk And Risk That We Will File A Form 15 and No Longer Be Subject to Reporting Obligations with the Securities and Exchange Commission.

The Company has suffered recurring losses from operations, and its total liabilities exceed its total assets. This raises substantial doubt about the Company’s ability to continue as a going concern. Additionally, as of the Termination Date, the Company has ceased substantially all of its business operations.   Additionally, our management is currently analyzing steps to no longer be subject to the reporting requirements of the SEC.  In the event that the Company is no longer subject to the reporting requirements of the SEC, the Company’s stock would likely trade on the Pinksheets and would likely have less liquidity on such market and may trade at a lower share price than it currently trades.

It Is Uncertain When We Will Have Significant Operating Income Or Cash Flow From Operations Sufficient To Sustain Our Operations.

As of December 31, 2008, our cash balance was approximately $40,000. As of the Termination Date, we ceased all operations. We are currently behind in payments to vendors and have temporarily suspended note payments.  If financing is available, it may involve issuing securities senior to our common stock or equity financings, which are dilutive to holders of our common stock. In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is a likelihood that our lending source may foreclose on our assets and we may be forced into bankruptcy. If this were to happen our securities could become worthless.

The Issuance of Additional Stock Options to CrownBeav LLC Pursuant to our Option Agreement with CrownBeav LLC Could Cause Substantial Dilution to Our Common Stock Holders if Exercised.

The option agreement with CrownBeav LLC includes a guaranteed trading price of $0.40 per share for the 30-day period prior to the vesting date of such option, April 1, 2009.  As such, there are approximately 2,700,000 additional options to be granted under the terms of the option agreement as of the date of this filing.  The Company is in discussions with CrownBeav to modify the option agreement and to reduce the number of additional options to be granted, but there can be no assurance that the Company will be successful in its negotiations.  The granting of additional options and subsequent exercise of such options will cause substantial dilution to the Company’s common stock holders and could impair the Company’s ability to sell equity or debt securities in the future for funding or business expansion.

Our Success Depends On Key Members Of Our Management, The Loss Of Whom Could Disrupt Our Business Operations.

We depend to a large extent on the services of some of our executive officers and directors. Specifically, the loss of the services of Jeffrey Goodman, our Chief Executive Officer, with whom we currently have a consulting agreement (through Mr. Goodman’s entity, Corestrength, Inc.). We may not be able to retain our executive officers, including Mr. Goodman. We do not currently maintain key man insurance against the loss of Mr. Goodman.  Failure to retain key members of our management may have a material adverse effect on our continued operations.

The Market Price Of Our Common Stock Historically Has Been Volatile.

The market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate new revenues.

Our common stock is traded on the OTCBB under the symbol “ADLI”. In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We Currently Have A Sporadic, Illiquid, Volatile Market For Our Common Stock, And The Market For Our Common Stock May Remain Sporadic, Illiquid, And Volatile In The Future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future and will likely be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for dental and dental related products and services.

Furthermore, because our common stock is traded on the Over The Counter Bulletin Board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

Investors May Face Significant Restrictions On The Resale Of Our Common Stock Due To Federal Regulations Of Penny Stocks.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Properties

As previously reported in the Company’s Form 8-K, filed with the SEC on April 17, 2006, the Company, on April 11, 2006, sold to and leased back from Bear Street Associates LLC (formerly Sepulveda Group, LLC, “Bear Street”), a California limited liability company affiliated with Discus Dental, Inc., its former 45,000 square foot building and property located at 5655 Bear Lane, Corpus Christi, Texas. The gross sale proceeds were $1.9 million, and the Company’s monthly lease back rent for the facility was $20,385 per month for a five year term commencing April 11, 2006, with a 3% yearly increase and an option to extend the lease term for an additional five years.

On May 9, 2008, the building at 5655 Bear Lane, Corpus Christi, Texas was sold by Bear Street and the lease between Bear Street and AMT was terminated.  In consideration of the early lease termination, AMT entered into an agreement to pay $250,000 to Bear Street.  The Company fully recognized the deferred gain on the 2006 sale of the building and the lease termination fee in other income in the quarter ended June 30, 2008.  The recognized gain offset by the lease termination fee was recorded in other income.

The Company entered into a three year lease agreement with WTF Properties LLC effective May 9, 2008 and will continue to occupy a portion, approximately 9,610 square feet of office space of the building. The Company’s rent for the facility is $3,844 per month for the first year and $5,766 per month for the second and third years of the lease.  The lease also includes a three year renewal option in the Company’s discretion.

Legal Proceedings

In the normal course of business, we may become involved in various legal proceedings.  Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party which, if successful, might result in material adverse change in our business properties or financial condition.  However, as with most businesses, we are occasionally parties to lawsuits incidental to our business, none of which are anticipated to have a material adverse impact on our financial position, results of operations, liquidity or cash flows.  We estimate the amount of potential exposure it may have with respect to litigation claims and assessments.

On November 20, 2006, a demand for arbitration and statement of claim was filed against the Company, alleging that the Company had breached agreements to pay the claimant royalties and consulting fees.  The original demand sought damages of $47,800.  The demand for arbitration sought an award of $125,000.  The original demand of $47,800 was included in “other accrued liabilities” in the Company’s December 2006 balance sheet.   In October 2007, a preliminary settlement was reached through arbitration in the amount of $32,500.  The settlement and release were finalized and the settlement was paid in the first quarter of 2008.
  Unaudited Results of Operations For The Years Ended December 31, 2008 and December 31, 2007

The below disclosures come from the draft unaudited financial statements for the years ended December 31, 2008 and 2007, attached hereto as Exhibit 99.1, which financial information has not been audited by and/or approved by our independent auditing firm, but which have been supplied for informational purposes only.

For the year ended December 31, 2008 revenues were $2,480,667 compared to $3,165,399 for the year ended December 31, 2007, a decrease of $684,732 or approximately 22%.  For the year ended December 31, 2008, domestic revenues decreased 14% and international revenues decreased 36% compared to the year ended December 31, 2007.

The decrease in revenues included a $209,000 decrease in sales in the industrial product line primarily attributable to a large one time international sale in the amount of $136,000 in 2007, a reduction of $81,600 in sales to major distributors in 2008 and a decrease of $30,000 to two primary domestic customers in 2008.  These decreases were partially offset by a one-time $57,100 international sale in 2008.

The decrease in revenues included a $289,000 decrease in sales in the Spectrum tooth whitening product line.  The decrease in Spectrum revenues included a decrease of $70,000 in domestic sales primarily due to the increase in market share of over-the-counter tooth whitening products and economic concerns.  Revenues related to the international sales of the Spectrum product line decreased approximately $219,000 primarily attributable to regulatory issues, the underperformance of international distributors and general economic concerns.

The decrease in revenues included a $124,000 decrease in the sales of parts and repairs which was related to the historical decrease in the Company’s sales of equipment.

Additionally, the year ended December 31, 2007 included approximately $105,000 in revenues from the sale of inventory from discontinued product lines.

Royalties were $24,235 and $26,075 for the years ended December 31, 2008 and December 31, 2007, respectively.

Gross profit as a percentage of revenues was approximately 67% for the year ended December 31, 2008 compared to 54% for the year ended December 31, 2007.  The increase in gross profit as a percentage of revenues is primarily attributable to the addition of $228,000 in the inventory reserve in 2007 compared to the sale and usage of $61,100 in 2008 of inventory previously included in the Company’s inventory valuation allowance.

Selling, general and administrative expenses were $2,119,941 and $2,845,731, for the years ended December 31, 2008 and December 31, 2007, respectively, constituting a decrease of $725,790 or approximately 26% from the prior period.  For the year ended December 31, 2008 compared to December 31, 2007; payroll decreased approximately $107,700, mostly related to a reduction in stock option expenses; show expenses decreased approximately $32,800 as a result of AMT’s distributors representing the Company’s product lines on the Company’s behalf; occupancy expenses decreased approximately $61,900 and insurance expense decreased approximately $27,300, primarily due to the sale of the building by Bear Street and the lease of a portion of the building in May 2008; office expenses decreased approximately $23,800; marketing expenses decreased approximately $26,000; and other professional fees decreased approximately $428,300, primarily related to legal and accounting fees in 2007 related to new product contract negotiations and accounting fees related to the cost of complying with the Sarbanes-Oxley Act of 2002.

There were no research and development expenses in the year ended December 31, 2008 compared to $17,596 in the year ended December 31, 2007.  The research and development expenses in the year ended December 31, 2007 were related to new product research for the Company’s tooth whitening product line.  The Company is not currently working on the research or development of any product lines.

Other income (expense) was $311,687 and $242,918 for the years ended December 31, 2008 and December 31, 2007, respectively.  Other income (expense) for 2008 included approximately $202,000 related to the recognition of the deferred gain on the building which was partially offset by the early lease termination fee.  Other income (expenses) for the year ended December 31, 2008 also included approximately; $10,000 related to the recovery of accounts receivable invoices previously included in the reserve, $49,000 related to the write-off of old liabilities and $36,000 in rents received for a portion of the building.   Other income (expense) for the year ended December 31, 2007, included approximately $94,000 related to compensation for consulting services, $46,000 is related to the write-off of unused customer credits from prior years and $15,300 is related to the adjustment of a legal settlement accrued in 2006.

The Company had $12,442 of net realized and unrealized gains on investments for the year ended December 31, 2008, compared to $15,064 for the year ended December 31, 2007, a decrease of $2,622 or 17.4% from the prior period.  The Company had a $76,101 decrease in gain on sale of machinery for the year ended December 31, 2008, to no gain on the sale of machinery for the year ended December 31, 2008, compared to $76,101 of gain on sale of machinery for the year ended December 31, 2007.  The Company had a $68,769 or 28.3% increase in other income to $311,687 for the year ended December 31, 2008, compared to $242,918 for the year ended December 31, 2007.

The Company had a $12,129 or 23.1% decrease in interest expense, to $40,442 for the year ended December 31, 2008, compared to $52,571 for the year ended December 31, 2007, which decrease was mainly due to the repayment of all margin loans in 2007.

The Company had a change in the fair value of a warrant subject to registration rights representing a gain of $374,411 for the year ended December 31, 2008 compared to a loss of $49,484 for the year ended December 31, 2007, which change was due to a decrease in the market price of the Company’s common stock.

The Company had net income of $194,364 for the year ended December 31, 2008, compared to a net loss of $926,893 for the year ended December 31, 2007, a increase in net income of $1,121,257 or 121% from the prior period.  The main reasons for the increase in net income was the $700,486 or 60.2% decrease in loss from operations, mainly due to decreases in selling, general and administrative expenses, and the $420,771 or 177.3% increase in total other income (expense), mainly due to other income and change in fair value of warrant, for the year ended December 31, 2008, compared to the year ended December 31, 2007.

Liquidity and Capital Resources

The Company had total assets of $1,530,526 as of December 31, 2008, consisting of total current assets of $792,319, consisting of cash and cash equivalents of $40,620, restricted certificate of deposit of $326,392, accounts receivable less allowance for doubtful accounts of $186,414, inventories net of $133,837, prepaid expenses and other current assets of $105,056; and non-current assets consisting of property and equipment, net of $51,736; and intangible assets, net of $686,471.

The Company had current liabilities of $1,691,403 as of December 31, 2008, which included line of credit of $690,000 (described below), the Bear Street note of $145,000 (as described below), accounts payable of $583,116, compensation and employee benefits of $58,437, accrued restructuring costs of $65,892, warrants subject to registration rights of $74,999 and other accrued liabilities of $73,959.

The Company had long-term liabilities of $48,656 as of December 31, 2008 which represented deferred revenues.

The Company had negative working capital of $899,084 and total accumulated deficit of $44,516,956 as of December 31, 2008.

The Company’s operating activities used $160,419 in cash resources in the year ended December 31, 2008, mainly due to $503,202 of gain recognized on sale of building and $374,411 of change in fair value of warrant offset by $194,364 of net income, $162,559 of amortization and $145,000 of change in Bear Street note.

The Company’s investing activities used $5,024 in the year ended December 31, 2008, which was solely due to $5,024 of purchases of property, plant and equipment.

The Company’s financing activities provided $190,000 for the year ended December 31, 2008 in funds received from the Company’s line of credit with Compass Bank.

On December 21, 2006, the Company entered into a secured line of credit agreement with Texas State Bank.  The funds available under the line of credit were $600,000.  The Company invested $300,000 with funds drawn against the line of credit in a Certificate of Deposit with a term of one year as collateral for the loan.  Interest on the line of credit was set at the prime rate plus 1%.  The interest rate on the line of credit was 9.25% as of December 31, 2006.  The principal on the loan was payable in one payment on December 20, 2007, with interest on the outstanding amount payable monthly.  The Company borrowed an additional $100,000 against the line of credit in December 2006.  In February 2007, Texas State Bank increased the line of credit to $800,000 using the Company’s accounts receivable and inventory as collateral.  In January 2008, the Company renewed the secured line of credit agreement. The terms of the original line of credit remained the same with the exception of the payment date which was extended to January 2009.  In August 2008, Texas State Bank became part of Compass Bank.  The interest rate on the line of credit was 4.25% as of December 31, 2008.  The balance outstanding was $690,000 at December 31, 2008.

In February 2009, the Company entered into a Change in Terms Agreement with Compass Bank related to the Company’s line of credit with Compass Bank.  In connection with the Change in Terms Agreement, the Company’s $326,000 certificate of deposit was used by Compass Bank to repay amounts the Company owed to Compass Bank.  Additionally, the Change in Terms Agreement reduced the amount that Compass Bank is required to loan the Company under the line of credit to $375,000.  The variable interest rate on the line of credit under the Change of Terms Agreement is 2.5% over the prime interest rate, adjustable daily, with an initial interest rate of 5.75%, subject to a 5.75% floor.  Monthly interest payments will begin on March 20, 2009 with the entire outstanding principal and unpaid accrued interest due in one payment on February 6, 2010.  The current balance on the line of credit was approximately $361,892 as of the date of the entry into the Change in Terms Agreement.  The reduction of available credit may have a negative impact on the Company’s ability to continue its current business strategy and its future operations.

On April 11, 2006, the Company entered into a licensing agreement with Discus Dental Holdings, Inc. (“Discus”) and its wholly owned subsidiary, Spectrum Dental, Inc. (“Spectrum Dental”), a leading provider of professional tooth whitening products under the brand names of “Contrastpm”, “Contrastpmplus” and “Contrastam”, under which AMT became the exclusive distributor of the Spectrum Dental product line.  In full payment for the license, the Company issued Discus a warrant to purchase 2,500,000 shares of common stock at $0.20 per share.

 The fair value of the warrants issued to Discus is estimated at the end of each period using the Black-Scholes option pricing model with the following assumptions used on December 31, 2008:  risk free interest rate of 1.55%; dividend yield of 0%; volatility factors of 354%, and the estimated life of the warrant of 6.42 years.  The calculated fair value of the warrant as of December 31, 2008 was $74,999.  The calculated fair value of the warrant on the grant date was $549,530 which the Company capitalized as an intangible asset and is recognizing as a licensing fee over the vesting period of five years.

 In April 2006, the Company sold to and leased back from Bear Street Associates LLC  (formerly,  the Sepulveda Group, LLC, “Bear Street”), a building and property located in Corpus Christi, Texas.  The gross sale proceeds were $1.9 million.  A gain of $778,447 was recognized, $503,202 of which was deferred at December 31, 2007 and was being amortized over the term of the lease.  On May 9, 2008, the building at 5655 Bear Lane, Corpus Christi, Texas was sold by Bear Street and the lease between Bear Street and AMT was terminated.  In consideration of the early lease termination, AMT entered into an agreement to pay Bear Street $250,000 over a 10 month period beginning in June 2008.  The Company fully recognized the deferred gain on the 2006 sale of the building and the lease termination fee in other income in the quarter ended June 30, 2008.  The recognized gain offset by the lease termination fee is recorded in other income.  In the fourth quarter of 2008, the early lease termination fee was amended and the monthly payment amount was changed to $15,000.  The balance owed on the early lease termination fee was $145,000 at December 31, 2008.  The Company entered into a three year lease agreement with WTF Properties LLC effective May 9, 2008 and will continue to occupy a portion of the building.

In 2008 and 2007, the Company continued to include the KCP and PAC product lines in its product offering, selling through its existing international network of dealers; however, no significant investment was made to upgrade the product technology or to market the products.

As a result of the Termination Notice, the Company will be unable to repay Compass Bank, it is likely that Compass Bank will foreclose on the Company’s assets and/or force the Company into bankruptcy proceedings.

On April 9, 2009, the Company terminated all employees and effectively ceased its business operations

The following table summarizes AMT’s contractual obligations as of December 31, 2008:

	2009	2010	2011	2012	2013	Total
Line of credit *	$692,434	$—	$—	$—	$—	$692,434

Corpus Christi lease	61,504	61,504	20,501	—	—	143,509

CA office suite lease(1)	12,900	—	—	—	—	12,900

	$766,838	$61,504	$20,501	$—	$—	$848,843

* Variable interest rate on note. Interest rate used was as of December 31, 2008.
(1) This lease has since been terminated.

Off Balance Sheet Arrangements

As of December 31, 2008, the Company has no off balance sheet arrangements.

New Accounting Standards and Disclosures

In June 2006, FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement 109 Accounting for Income Taxes, was issued.  FIN No. 48 describes accounting for uncertainty in income taxes, and includes a recognition threshold and measurement attribute for recognizing the effect of a tax position taken or expected to be taken in a tax return.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  The Company’s adoption of  FIN No. 48 on January 1, 2007, had no material effect on the Company’s financial condition, results of operations, or cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159 (SFAS 159), “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to measure eligible assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. As of January 1, 2008, the Company did not elect the fair value option on any financial instruments or certain other items as permitted by SFAS 159.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007) (SFAS 141R), “Business Combinations,” which replaces SFAS 141. SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 141R is not expected to have a material impact on the Company’s results from operations or financial position.

In December 2007, the FASB also issued Statement of Financial Accounting Standards No. 160 (SFAS 160), “Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.” SFAS 160 requires that accounting and reporting for minority interests be re-characterized as non-controlling interests and classified as a component of equity. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. This statement is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on our results from operations or financial position.

Fair Value Measurement – We adopted SFAS 157 effective January 1, 2008 for financial assets and liabilities measured on a recurring basis.  SFAS 157 applies to all financial assets and financial liabilities that are being measured and reported on a fair value basis.  In February 2008, the FASB issued FSP 157-2, which delayed the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities.  Fair value, as defined in SFAS 157, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  SFAS 157 affects the Company in the fair value measurement of warrants subject to registration rights which must be classified in one of the following categories:

Level 1 Inputs

These inputs come from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs

These inputs are other than quoted prices that are observable, for an asset or liability.  This includes:  quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 Inputs

These are unobservable inputs for the asset or liability which require the Company’s own assumptions.

As required by SFAS 157, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.  Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table summarizes the valuation of our financial instruments by SFAS 157 input levels as of December 31, 2008:

	Fair Value Measurement
Description (Liabilities)	Level 1	Level 2	Level 3	Total
Current liabilities (Warrants subject to registration rights)	$—	$74,999	$—	$74,999
Total	$—	$74,999	$—	$74,999

Directors, Executive Officers and Corporate Governance

The following sets forth information as to the current directors and executive officers of the Company, including their ages, positions held, and the period of time each has served. The term of office of each director is three years, with the term of one-third of the directors expiring each year. The term of the Class I directors expires at the annual meeting of shareholders in 2009, the Class II directors in 2010 and the Class III directors in 2011, in each case subject to earlier resignation or removal and until their respective successors are elected and qualified

Name	Age	Position with the Company	Officer/Director Since
Jeffrey Goodman	53	Class II Director and Chief Executive Officer	2009

Judd D. Hoffman	34	Former Director and CEO (resigned February 2009 as an officer and March 2009 as a Director)	2007

Gary A. Chatham	64	Class I Director	1999

William D. Maroney	71	Former Director (resigned March 2009)	1997

Bertrand R. Williams	80	Class II Director	1990

Barbara D. Woody	47	Vice President, Administration and Finance	2002

Biographical Information of Current Directors and Officers

The Board of Directors appointed Jeffrey Goodman to serve as the Chief Executive Officer and President of the Company effective February 23, 2009, to fill the vacancy left by Mr. Hoffman’s departure. Mr. Goodman has been appointed to the Board of Directors of the Company effective February 23, 2009. Mr. Goodman founded Corestrength, Inc., a management consulting company, in 2003 and has served as the Chief Executive Officer of Corestrength, Inc. since August 2003. From October 2000 to June 2003, Mr. Goodman served as President of Dent-X in Elmsford, New York.  From March 1998 to August 2000, Mr. Goodman served as Chief Executive Officer and President of Dexpo.com in Pennsylvania.  Mr. Goodman has broad experience in dental manufacturing and distribution, having also served as the President of ESPE America, and the Director of Marketing of Benco Dental.  In addition to his experience in the dental industry, Mr. Goodman founded, developed and sold Business Technology Group, a distribution-oriented software developer. He received a B.A. in Accounting and Economics from Muhlenberg College in 1977, and an MBA in Finance from Northeastern University in 1981.

Judd D. Hoffman was elected by the Board to serve as the Company’s Chief Executive Officer effective January 1, 2007 and resigned as an officer of the Company in February 2009 and as a Director of the Company in March 2009.  Mr. Hoffman served as a sales consultant to the Company beginning July 2006, until his appointment as the Company’s Vice President of World Wide Sales and Operations in September 2006 and he was elected as a director of the Company in November 2006.  He served as Vice President of World Wide Sales for Remedent, Inc., a manufacturer and distributor of cosmetic dentistry products, including a full line of professional and dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, and recently in Asia and the United States, from September 1, 2005 until June 1, 2006.  Prior to joining Remedent, Inc. and since March 2003, Mr. Hoffman served as Executive Director of International Sales and Operations for Discus Dental, Inc. (“Discus), a leading global direct manufacturer and marketer of professional and consumer dental products.  Prior to joining Discus, he served as an independent consultant for international sales and operations for various clients after his prior employer, Junroo Netcommunications, Inc. (“Junroo”) was acquired in February 2002.  At Junroo, Mr. Hoffman served as Chief Operating Officer and Sr. Vice President of Global Business Development, since co-founding the company in 1998.

Gary A. Chatham currently serves as Marketing Director for Combex Westhem, LLC, a manufacturer of structural insulated panels located in Robstown, Texas, a position he has held since February 2003. Mr. Chatham is also a principal in that firm. His principal responsibilities include product development, domestic and international market development for projects incorporating the company’s products, and the development of a franchise program for expanding the company’s manufacturing presence into other countries. He is also President of Gary Chatham and Associates, Inc., a project planning and management consulting firm he has operated since 1981. Mr. Chatham was a director of Texas Airsonics Inc. from 1988 until its merger with the Company in August 1996.  Mr. Chatham obtained a Bachelors Degree in Business Management from Texas State University in 1969.

William D. Maroney is a private investor. From January 1987 to December 1996, Mr. Maroney had been in private law practice in New York City, New York. Prior thereto, Mr. Maroney was a senior tax counsel for ITT Corporation and an associate attorney with the international law firm of Coudert Brothers,
New York City, New York. Mr. Maroney previously served as a director of the Company from May 1990 to May 1993.  On March 27, 2009, Mr. Maroney resigned his position as Director of the Company.

Bertrand R. Williams has been the chief executive officer of Global Focus Marketing and Distribution (“GFMD”) since February 1995. GFMD sells specialized clinical laboratory supplies and diagnostics, research and industrial equipment. Since 1981, he has also been chairman of the board and chief executive officer of Immuno Concepts, Inc., a manufacturer of immuno-diagnostic and virology products in Sacramento, California.

Barbara D. Woody was appointed Controller in December 2002 and promoted to Vice President of Administration and Finance in 2007. Prior to joining the Company, she had served as Controller for Roy Smith Shoes, Inc. from December 1999 to August 2002 and Aves Audio Visual from August 2002 to December 2002 and as Business Manager for Henley Healthcare, Inc. from January 1981 to December 1999.

Family Relationships

There are no family relationships among the directors and executive officers.

Involvement in Certain Legal Proceedings

None of the directors or executive officers has, during the past five years:

(a) Had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d) Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics for our senior officers or persons performing similar functions.

Executive Compensation

Compensation of Directors

Directors who are not officers or employees of the Company are entitled to a fee of $1,000 for each Board meeting attended and are reimbursed for expenses incurred in connection with their attendance at meetings; however no directors’ fees were paid in 2008. These fees have been waived by the directors.

Summary Compensation Table

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the years ended December 31, 2008 and December 31, 2007. The following table summarizes all compensation for the fiscal years 2008 and 2007 received by our former Chief Executive Officer who was the only executive officer who earned more than $100,000 in fiscal years 2008 and 2007.

Summary Compensation Table

Name and principal position	Year	Salary (1) $	Bonus (1) ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan ($)	Non- qualified Deferred Compen- sation Earnings ($)	All other compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Judd D. Hoffman (1) Former Chief Executive Officer and President	2008	$220,500	—	—	$49,875	—	—	—	$270,375

Judd D. Hoffman (1) Former Chief Executive Officer and President	2007	$250,000	—	—	$169,540	—	—	$—	$379,540

 (1) Effective on February 17, 2009, Mr. Hoffman resigned as the Chief Executive Officer and President of the Company and Mr. Jeffrey Goodman was appointed to serve as the Chief Executive Officer of the Company effective February 23, 2009.

The following table sets forth certain information concerning unexercised stock options for each named executive officer.  There were no stock awards outstanding as of the end of fiscal year 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Judd D. Hoffman (1)	100,000	—	—	0.27	06/21/2016	—	—	—	—
Judd D. Hoffman (1)	600,000	250,000	—	020	12/31/2017	—	—	—	—

(1) Effective on February 17, 2009, Mr. Hoffman resigned as the Chief Executive Officer and President of the Company and Mr. Jeffrey Goodman was appointed to serve as the Chief Executive Officer of the Company effective February 23, 2009.

Option Holdings

There were 950,000 unexercised outstanding options held by Mr. Hoffman as of December 31, 2008.  Mr. Hoffman resigned as an officer and as a Director of the Company in February and March 2009, respectively.  There were 250,000 unvested outstanding options canceled on the date of Mr. Hoffman’s resignation.

Employment Agreements

Judd D. Hoffman - The Company entered into an employment agreement with Mr. Hoffman effective January 1, 2007, naming him as the Company’s President and Chief Executive Officer for a term ending December 31, 2009.  The employment agreement provides for an annual base salary of $210,000, an increase of not less than 5% on each anniversary date, an incentive bonus in 2007 based on profit and an option grant to purchase 850,000 shares of stock at a price of $.20 per share.  The options vest as follows:  100,000 immediately and 250,000 vesting on the last day of the first, second and third years of the employment term.  Additionally, in June 2006, Mr. Hoffman was granted an option to purchase 100,000 shares of stock at a price of $0.27/share. This option vested on September 16, 2006  The employment agreement can be terminated for cause if Mr. Hoffman fails to perform his duties with the Company, engages in gross misconduct in connection with his work for the Company, commits a breach of this agreement or commits a felonious or fraudulent act against the Company.  If his employment is terminated without cause, Mr. Hoffman is entitled to 12 month’s salary and any portion of stock options will immediately vest and be exercisable for a period of 90 days.

Effective February 17, 2009, Mr. Judd Hoffman resigned his position as Chief Executive Officer and President of the Company.   Mr. Hoffman resigned from the Board of Directors on March 11, 2009.  There were 250,000 unvested outstanding options canceled on the date of Mr. Hoffman’s resignation.

The Company entered into a consulting agreement with Corestrength, Inc., a Florida Corporation which agreed to provide the services of Jeffrey Goodman.  The Company has retained Mr. Goodman as Chief Executive Officer and as a director.  The consulting agreement commenced on February 23, 2009 with an initial period ending May 31, 2009.  After the conclusion of the initial period, the Company has the right to renew the contract for an additional three month term.  In the event the contract is not extended for an additional three month term, and/or after such extension, the contract will automatically renew for additional monthly periods, unless either party provides ten (10) days written notice of their intention to terminate the agreement.  In consideration for Mr. Goodman’s service to the Company, the Company will pay a monthly fee of $12,000 to Corestrength, Inc. of which Mr. Goodman is a beneficial owner.

 Corestrength, Inc. provides domestic and Canadian sales representation services for Spectrum Dental products, which the Company has an exclusive worldwide license to distribute and receives $3,000 per month plus 13.5% of any Spectrum sales in consideration for such sales representation services.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information, as of March 15, 2009 with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 15, 2009.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.  Applicable percentage ownership in the following table is based on 10,389,306 shares of common stock outstanding as of March 15, 2009 plus, for each individual, any securities that individual has the right to acquire within 60 days of March 15, 2009.

Name and Address	Number of Common Shares		Percent of Class
Irene M. Myers - 29877 Telegraph Road Southfield, MI 48034	945,337	(1)	7.5%
Robert Hayman - 8550 Higuera Street Culver City, CA 90232	890,536		7.0%
Michael F. Radner - 16500 North Park Dr., # 1507 Southfield, MI 48075	532,601		4.2%
Barbara Woody, VP of Administration and Finance - 5655 Bear Lane Corpus Christi, TX 78405	300,000	(2)	2.4%
William D. Maroney, Director - 5655 Bear Lane Corpus Christi, Texas 78405	911,453	(3)	7.2%
Bertrand R. Williams, Sr., Director - 5655 Bear Lane Corpus Christi, TX 78405	258,457	(4)	2.0%
Gary Chatham, Director - 5655 Bear Lane Corpus Christi, TX 78405	6,937	(5)	*
Judd D. Hoffman, former CEO and Director - 5655 Bear Lane Corpus Christi, TX 78405	705,000	(6)	5.6%
Discus Dental Holdings 8550 Higuera St. Culver City, CA 90232	1,291,673	(7)	10.2%
Jeffrey Goodman, CEO and Director - 5655 Bear Lane Corpus Christi, TX 78405	0		0%
All current executive officers and directors as a group (5 persons)	1,476,847	(8)	11.6%

* Less than one percent.

(1)           Includes 459,047 shares owned by the Irene M. Myers Revocable Trust and 486,290 shares owned by the William D. Myers Irrevocable Marital Trust. Mrs. Myers as trustee for both of those trusts has voting and dispositive power with respect to all of those shares.

(2) Includes 300,000 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

(3)           Includes 936 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants, 308,666 shares of Common Stock and 500,000 shares of Common Stock  owned by Mr. Maroney’s wife, and 7,692 shares owned jointly by Mr. and Mrs. Maroney, as to which Mr. Maroney shares voting and dispositive power.

(4) Includes 936 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

(5) Includes 936 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

(6) Includes 700,000 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants. Former officer and Director.

(7) Includes 1,291,673 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

(8) Includes 302,808 shares of Common Stock purchasable within 60 days pursuant to the exercise of options or warrants.

Certain Relationships and Related Transactions, and Director Independence

 Corestrength, Inc., which is owned by our Chief Executive Officer, Jeffrey Goodman, provides domestic and Canadian sales representation services for Spectrum Dental products, which the Company has an exclusive worldwide license to distribute and receives $3,000 per month plus 13.5% of any Spectrum sales in consideration for such sales representation services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number      Description

99.1	Draft of Unaudited Financial Statements of the Company for the year ended December 31, 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL TECHNOLOGIES, INC.

April 14, 2009	By:	/s/ Jeffrey Goodman
Jeffrey Goodman
Chief Executive Officer